THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

18% CONVERTIBLE PROMISSORY NOTE
$1,000,000	April 23, 2002

FOR VALUE RECEIVED, Exabyte Corporation, a Delaware corporation ("Borrower"), hereby unconditionally promises to pay to the order of Meritage Private Equity Fund, L.P. or assigns ("Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Dollars ($1,000,000) together with accrued and unpaid interest thereon, payable on the dates and in the manner set forth below.

1. Principal. The outstanding principal amount of this Note shall be payable on the earlier of June 30, 2002 or the first date subsequent to the date of this Note on which the Borrower receives proceeds from the issuance of its debt or equity securities (the "Maturity Date"). The Borrower may prepay this Note at any time without penalty or premium at any time prior to the Maturity Date.

2. Interest. The outstanding principal amount of the loan evidenced by this Note shall bear interest from the date of this Note until the Maturity Date at the rate of 18.0% per annum, compounded monthly. Accrued interest shall be payable at the Maturity Date or earlier prepayment of this Note and shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. Past-due principal (and, to the extent permitted by law, past-due interest) shall bear interest at the rate of 24.0% per annum until paid.

3. Place, Manner and Application of Payments. All amounts payable hereunder shall be payable to Lender at its offices at 1600 Wynkoop Street, Denver, Colorado or such other address as Lender specifies to Borrower in writing in immediately available United States funds. All payments on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

4. Subordination. The loan evidenced by this Note shall be subordinated in right of payment to all indebtedness of the Borrower or its subsidiaries pursuant to the Loan and Amended and Restated Credit Agreement dated as of XX (the "Credit Agreement") Security Agreement dated as of May 16, 2000, as amended from time to time, between Borrower and Congress Financial Corporation Southwest (the "Credit Agreement").among the Borrower, Exabyte Corp. and Congress Ban k, as the same shall be amended from time to time , and shall be senior in right of payment to any other obligations of the Borrower. Borrower agrees and covenants for the benefit of the lenders under the Credit Agreement, and Lender agrees and covenants by its acceptance of this Note, that the Borrower will not pay, and Lender will not demand, receive or accept, any payment of all or part of the principal or interest on this Note unless and until the Loans (as defined in the Credit Agreement), interest thereon and other amounts payable under the Credit Agreement have been paid in full; provided, that the foregoing shall not apply to any conversion of this Note into shares of the Borrower's Series I Preferred Stock in accordance with Section 6.

5. Use of Proceeds. The Borrower covenants and agrees to use the proceeds of the loan evidenced by this Note solely for working capital purposes and not and not to reduce the Borrower's outstanding indebtedness or to make payments to officers, directors, stockholders or other affiliates of the Borrower (other than regular compensation of employees in the ordinary course of business).

6. Conversion.

     (a)     Automatic Conversion. Upon the issuance of Series I Preferred Stock of Borrower offered and sold by Borrower to Lender and others on terms, including the purchase price per share, mutually agreeable to both Borrower and Lender, the principal and accrued interest on this Note shall automatically be converted into shares of Series I Preferred Stock. This Note shall automatically convert into shares of the Borrower's Series I Preferred Stock on the date and terms provided in the Preferred Stock Purchase Agreement dated as of the date hereof among the Borrower, the original holder of this Note and the other purchasers signatory thereto. The terms and conditions of the Series I Preferred Stock shall be as set forth in the Borrower's Amended and Restated Certificate of Incorporation.

      (b)      Mechanics of Conversion. In the event this Note is converted into shares of Series I Preferred Stock pursuant to Section 6(a) above, the holder of this Note shall be treated for all purposes as the record holder of such shares of Series I Preferred Stock on the date of such conversion, and shall thereafter have the right to receive certificates representing such shares upon surrender of this Note at the Borrower's principal executive offices. Steve - please add language that we can use 30 day average as of today or in accordance with the series I.

      (c)      Issue Taxes. Borrower shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Series IB Preferred Stock on conversion of this Note.

      (d)      Reservation of Shares. Borrower shall at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of effecting the conversion of this Note, such number of shares of Series I Preferred Stock or other securities from time to time issuable upon such conversion; and if at any time the number of authorized but unissued shares of Series I Preferred Stock or other securities shall not be sufficient to effect the conversion of this Note, the Borrower will take such corporate action as may, in the opinion of its counsel, be necessary to authorize such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

      (e)      Fractional Shares. No fractional shares shall be issued upon the conversion of this Note. All shares of Series I Preferred Stock (including fractions thereof) issuable upon conversion of this Note shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Series I Preferred Stock, Borrower shall, in lieu of issuing such fractional share, pay the holder of this Note a sum in cash equal to $1.00 multiplied by such fraction.

7. Waiver. Borrower waives presentment, demand for payment, notice of dishonor, protest and notice of protest with respect to this Note. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the fullest extent permitted by law.

8. Attorneys' Fees. In the event of default by the Borrower in the payment of principal or interest due on this Note, Lender shall be entitled to receive and Borrower (or its assignee) agrees to pay all costs of collection incurred by Lender, including, without limitation, reasonable attorney's fees for consultation and suit.

9. Amendment and Waiver. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Borrower and the Lender. Any waiver or amendment effected in accordance with this Section 9 shall be binding upon the holder of this Note and the holder of any securities into which this Note may be converted (including securities into which such securities have been converted), and upon each future holder of this Note and all such securities and the Borrower.

10. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11. Successors and Assigns. This Note shall be freely transferable and assignable subject only to applicable securities laws. The provisions of this Note shall inure to the benefit of any successor to Lender and shall extend to any holder of this Note or portion hereof.

12. Negative Covenant; Security Interest for Lender. Borrower shall not create, incur or assume any security interest, mortgage, pledge or lien on any stock of CreekPath Systems, Inc. owned by Borrower ("CreekPath stock"), except (a) liens and security interests in favor of Congress Financial Corporation Southwest ("Congress Financial"); (b) liens securing the payment of taxes not yet overdue or the validity of which is being contested in good faith; (c) other non-consensual statutory liens arising in the ordinary course of business; and (d) restrictions arising from any agreements to which the Borrower is a party existing at the date of this Note regarding shares of CreekPath Systems, Inc. Borrower shall use all reasonable efforts to obtain: (1) the consent of Congress Financial to the grant of a security interest by Borrower to Lender in CreekPath stock as collateral for this Note; and (2) the consent of any other person or entity to such security interest as may be necessary to avoid a breach of any agreement applicable to Borrower that would otherwise result from the grant of such security interest. When a security interest in the CreekPath stock can be granted by Borrower to Lender as collateral for this Note without a breach of any agreement applicable to Borrower, Borrower shall grant such security interest to Lender.

13. Warrant. Subject to approval by the Borrower's board of directors or a committee authorized by the Borrower's board of directors, Borrower shall grant to Lender a warrant to purchase 100,000 shares of common stock of Borrower (the "Warrant"). The exercise price of the Warrant per share shall be the average of the closing prices per share of the common stock of Borrower as reported on the NASDAQ National Market for thirty (30) consecutive trading days immediately preceding the date of this Note. The Warrant shall contain such other terms and conditions as are mutually agreeable to Borrower and Lender. Borrower shall negotiate the terms of the Warrant promptly and in good faith.

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 IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date set forth above.

Exabyte Corporation

By: /s/ Juan A. Rodriguez

Title: President, CEO